EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

         The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer, and Elaine K. Roberts, President and Chief Financial Officer, of Oppenheimer Holdings Inc. (the "Company"), each hereby certifies that to his/her knowledge the Quarterly Report on Form 10-Q for the period ended March 31, 2006 of the Company filed with the Securities and Exchange Commission on the date hereof  (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the New York, New York, this 8th day of March, 2006

/s/ A.G. Lowenthal

Albert G. Lowenthal

Chairman and Chief Executive Officer

/s/ E.K. Roberts

Elaine K. Roberts

President and Chief Financial Officer

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